STOCK ESCROW AND SECURITY AGREEMENT


         THIS STOCK ESCROW AND SECURITY AGREEMENT (this "Agreement") is dated as of April 13, 2000, by and between Kanakaris Communications, Inc. (the "Company"), the parties designated in Attachment "A" exhibited hereto (the "Holder"), and Owen Naccarato, as Escrow Agent (the "Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, the Holder and the Company have entered into a Convertible Debenture Purchase Agreement of even date herewith (including all Exhibits and Addenda thereto, the "Purchase Agreement"), pursuant to which the Holder has agreed to purchase from the Company, in accordance with the terms hereof and of the Purchase Agreement, one or more convertible Debentures ("Debentures") as stated in the Purchase Agreement, which Debentures are convertible in accordance with their terms into shares of common stock ("Common Stock") of the Company (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

         WHEREAS, the Holder and the Company have entered into a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") in connection with the registration of shares of Common Stock issuable upon conversion of the Debentures; and

         WHEREAS, the Holder has requested certain additional security as partial consideration for Holder's undertakings as described in the Purchase Agreement; and

         WHEREAS, it is a condition of the Holder's and the Company's respective obligations to execute the Purchase Agreement, that this Agreement be executed and delivered by all of the parties named above, and that the undertakings described herein be performed; and

         WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

1.       ESCROW ACCOUNT.

         1.1 ACCOUNT DEPOSIT. The transaction(s) described in the Purchase Agreement shall be entered into and commenced at a closing (the "Closing"). On or before the date of the Closing, the Company shall place 8,604,128 shares of restricted Common Stock (the "Shares"), subject to adjustment for stock split, stock dividends and similar events, in escrow (the "Escrow" or the "Escrow Account") with the Escrow Agent. The certificate(s) representing the Shares shall be issued in the name of, and shall be delivered to the Escrow Agent at

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the office address for the Escrow Agent shown on the signature page to this
Agreement. The parties acknowledge that the Escrow Agent shall hold the Shares in trust, for the purposes set forth herein, and shall in no event be (or be deemed to be) the beneficial owner of the Shares.

2.       DISBURSEMENT OF SHARES.

         2.1 DISBURSEMENT. None of the Shares shall be disbursed other than in accordance with the terms hereof, or in accordance with the written instructions of at least three of the parties hereto (i.e., any Holder, the Company and the Escrow Agent) delivered to the Escrow Agent. Except as herein stated, in no event shall the Escrow Agent release or transfer any Shares to any party other than to the Company in accordance with this Agreement. The Shares (or such portion as may be applicable) shall be disbursed by the Escrow Agent on the parties' behalf under the following circumstances.

         (a) The Company is bound under the terms of the Purchase Agreement and the Registration Rights Agreement to register the Common Stock underlying the Debentures. Both the Debentures and the Purchase Agreement require that, upon conversion of all or a portion of the Debentures into Common Stock in accordance with the terms of the Debentures, the Company shall deliver to the Holder the Common Stock deliverable upon such conversion (the "Conversion Shares") within certain specified time limits. If the Company at the time of any conversion does not deliver the Conversion Shares in accordance with the terms of the Purchase Agreement, the Registration Rights Agreement and the Debentures, irrespective of whether or not the Company has registered the Conversion Shares in accordance with the Registration Rights Agreement, then the Holder may instruct the Escrow Agent to deliver the Shares to the Holder, who shall have the right, subject to the 1933 Act and applicable state securities laws, to sell such number of Shares as would equal the number of Conversion Shares to have been delivered by the Company less such number of Conversion Shares actually delivered by the Company. If the Escrow Agent delivers to the Holder a certificate representing more Shares than are necessary to satisfy the Company's obligations pursuant to the terms of the Purchase Agreement and the Debentures, the Holder shall return any Shares to the Escrow Agent.

         (b) Once the Debentures have been converted or redeemed by the Company or otherwise repaid to the Holder in full, the Escrow Agent shall be notified of such fact by the Holder, and the Escrow Agent shall release the remaining Shares to or at the direction of the Company. The Company shall give written notice providing instructions with respect to the return of all remaining Shares held in the Escrow Account (if any) to the Company.

         2.2 CONTROVERSIES. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or whom the Escrow Agent shall deliver the Shares or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made) (notwithstanding the above, the provisions of the paragraph next above this one

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shall apply in all events without exception). The Escrow Agent shall deliver that portion of the Escrow covered by such agreement or final order, if any is then held by the Escrow Agent, within five (5) days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Holder and/or the Company that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

         2.3 NO OTHER DISBURSEMENTS. No portion of the Shares shall be disbursed or otherwise transferred except in accordance with this Section 2, Section 4 or
Section 5.1(b).

         2.4 TITLE AND OWNERSHIP OF THE SHARES. The parties hereto acknowledge and agree that ownership of and legal title to the Escrow Account and the contents thereof shall be in the Company, until and unless delivery of Shares is called for under this Agreement, in which case the terms of the Purchase Agreement, the Debentures and this Agreement with respect thereto shall control.

         3. ESCROW AGENT. The acceptance by the Escrow Agent of his duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         3.1 The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, Shares, certificates, investments or other amounts deposited with or held by it.

         3.2 The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         3.3 The Escrow Agent shall not be liable for any act done hereunder except in the case of its reckless or willful misconduct or actions taken in bad faith.

         3.4 The Escrow Agent shall not be obligated or permitted to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in said documents are genuine or to require documentation or evidence substantiating any such document or signature.

         3.5 The Escrow Agent shall have no duties as Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its written consent thereto. The Escrow Agent shall not be prohibited from owning an equity interest in the Company, the Holder, another Holder, any of their respective subsidiaries or any third party that is in any way affiliated with or conducts business with either the Company, the Holder or another Holder.

         3.6 The Company and the Holder specifically acknowledge that the Escrow Agent is a practicing attorney, and may have worked with the Company, the Holder, or affiliates of either of them on other unrelated transactions, and that they and each of them has specifically requested that the Escrow Agent draft some or all of the documents for the said transactions and act as Escrow Agent with respect to the said transactions. Each party represents that it has retained legal and other counsel of its choosing with respect to the transactions contemplated herein and in the Purchase Agreement, and is satisfied in its sole discretion with the form and content of the documentation drafted by the Escrow Agent. The Escrow Agent may purchase an equity interest in the Company and/or may become an equity owner of the Holder or another Holder, and may increase or sell any such interest, so long as in accordance with any and all applicable law. The said parties hereby waive any objection to the Escrow Agent so acting based upon conflict of interest or lack of impartiality. The Escrow Agent agrees to act impartially and in accordance with the terms of this Agreement and with the parties' respective instructions, so long as they are not in conflict with the terms of this Agreement.

         4. TERMINATION. This Agreement shall terminate upon the earlier of (a) the receipt by the Holder of the Conversion Shares upon the conversion of the entire outstanding principal balance and accrued interest of the Debenture or
(b) the Company's payment of the entire outstanding principal balance and accrued interest of the Debenture. Upon termination of the Escrow Agreement, the Shares then held in Escrow shall be returned to the Company.

         5. MISCELLANEOUS.

         5.1 INDEMNIFICATION OF ESCROW AGENT.

         (a) The Company and Holder each agree, jointly and severally, to indemnify the Escrow Agent for, and to hold him harmless against, any loss incurred without willful misconduct or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending himself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall not apply to a party with respect to a direct claim against the Escrow Agent by such party alleging in good faith a willful breach of this Agreement or act of bad faith by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

         (b) In the event of any dispute as to the nature of the rights or obligations of the Holder, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Shares with or to a court of competent jurisdiction sitting in California or in any appropriate federal court, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Holder. Upon such interpleader, deposit or payment, the Escrow Agent shall immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.
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         5.2 AMENDMENTS. This Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

         5.3 NOTICES. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or facsimile to such party at the address of such party set forth on the signature page of this Agreement.

         5.4 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign its duties under this Agreement.

         5.5 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

         5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

         5.7 FACSIMILE. This Agreement may be accepted via facsimile, and a facsimile transmission of the executed signature page hereof shall make this Agreement legally binding upon the party so executing and faxing such signature page to the Escrow Agent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Kanakaris Communications, Inc.              Holder


By: /s/ Alex Kanakaris                [SEE ATTACHMENT "A"]
   -------------------------------    --------------------
   Alex Kanakaris, President



---------------------------------


By: /s/ Owen Naccarato
   ---------------------------------
     Owen Naccarato, Escrow Agent


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                                 ATTACHMENT "A"

HOLDERS:

AJW PARTNERS, LLC

By: SMS GROUP, LLC

Its: Manager
     -------------------------------

      By: /s/ Corey S. Ribotsky
         ----------------------------
         Corey S. Ribotsky, Manager

Address:
155 First Street, Suite B
Mineola, NY  11501


EQUILIBRIUM EQUITY, LLC

By: /s/ Corey S. Ribotsky
   ----------------------------------
   Corey S. Ribotsky, Manager

Address:
155 First Street, Suite B
Mineola, NY  11501


NEW MILLENIUM CAPITAL PARTNERS II, LLC

By: FIRST STREET MANAGER II, LLC

Its: Manager
     --------------------------------

      By: /s/ Glenn A. Arbeitman
         ----------------------------------------
         Glenn A. Arbeitman, Authorized Signatory

Address:
155 First Street, Suite B
Mineola, NY  11501

[HOLDER SIGNATURES CONTINUED ON NEXT PAGE]


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[HOLDER SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK INSINGER DE BEAUFORT


By: /s/ Frans Kee        /s/ M. De Lange
    ------------------------------------
        Frans Kee            M. de Lange

Its:    Director       Authorized Signatory
    ---------------------------------------
       Authorized Signatory

Address:
c/o Diana Derycz, Esq.
11777 San Vicente Boulevard
Brentwood, CA  90049